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                                                                  EXHIBIT 99.1

PRESS RELEASE


*FOR IMMEDIATE RELEASE*


                       FIRST CAPITAL, INC. AND HCB BANCORP
                            COMPLETE MERGER OF EQUALS


      Corydon,  Indiana  (January  12,  2000) -- First  Capital,  Inc.,  (Nasdaq
SmallCap: FCAP) announced today that it has completed its merger of equals with HCB Bancorp. As part of the merger, Harrison County Bank has merged into First Federal Bank, which has changed its name to First Harrison Bank. In accordance with the terms of the merger agreement, each share of HCB Bancorp common stock has been converted into the right to receive 15.5 shares of First Capital common stock. The transaction will be accounted for as a pooling of interests for financial accounting purposes. HCB Bancorp's shareholders will receive instructions on how to exchange their HCB Bancorp shares for First Capital shares in the near future.



For further information contact:

William W. Harrod
President and CEO
First Capital, Inc.
(812) 364-6192

Samuel E. Uhl
President and CEO
First Harrison Bank
(812) 738-2198